SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                       --------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934





Date of earliest event reported:  April 1, 1998





                            Able Telcom Holding Corp.
               (Exact name of registrant as specified in charter)



         Florida                   0-21986                  65-0013218
     (State or other             (Commission              (IRS employer
       jurisdiction              file number)          identification no.)
    of incorporation)





1601 Forum Place, Suite 1110, West Palm Beach, Florida      33401
       (Address of principal executive offices)          (Zip code)




Registrant's telephone number, including area code:  (561) 688-0400

Item 2. Acquisition or Disposition of Assets.

      On April 1, 1998 the Registrant acquired all of the assets and liabilities of Patton Management Corporation ("PMC") through the acquisition of all the issued and outstanding capital stock of PMC from its shareholders, James P. Patton, Rick Boyle and Claiborne K. McLemore, III. The purchase price was $1,655,000.00 in cash (net of amounts to be repaid to PMC by James P. Patton as of the acquisition funding date) plus $200,000 in notes payable to the sellers, and is to be funded by April 21, 1998. The purchase price is subject to adjustment based upon the amount of PMC's shareholders equity as of March 31, 1998, as reflected in audited financial statements of PMC to be delivered to the Registrant within 60 days after the closing date. The notes payable to be issued by the Registrant in connection with the acquisition will bear interest at one percent below the prime rate and are due within 15 days after the delivery of such audited statements. Included in the liabilities of PMC is approximately $4,900,000 in indebtedness which the Registrant expects to satisfy by the acquisition funding date. The Registrant intends to fund its cash requirements in connection with the acquisition with borrowings under its existing secured revolving credit facility.
      PMC's two  operating  subsidiaries,  Black  Industries,  Inc.
("Black") and Wright & Lopez, Inc. ("W&L"), provide advanced telecommunication network services including the installation and integration of both outside and inside plant (typically, fiber optic and coaxial cable), and ancillary equipment for digital voice data and video transmission installed to upgrade existing networks and to provide connectivitiy to office buildings, local and wide area networks. Black and W&L have operated throughout the southeastern United States for more than 25 years. Their current operations are primarily focused in Kentucky, the Carolinas, Virginia, Alabama, Georgia and Florida. The Registrant intends that PMC and its subsidiaries will continue to use their equipment and other physical assets in the conduct of their existing businesses.

Item 7. Financial Statements and Exhibits.


      The following financial statements, pro forma financial information and exhibits are filed as part of this report:

      (a)   Financial Statements.

     Financial statements relating to the acquisition described in Item 2 of this report are not included herein but will be filed within 60 days after the filing date of this report.

      (b)   Pro Forma Financial Information.

     Pro forma financial information relating to the acquisition described in Itme 2 of this report is not included herein but will be filed , to the extent required, within 60 days after the filing date of this report.

      (c)   Exhibits.


Exhibit
   No.                        Description


   2.1            Stock Purchase Agreement, dated as of April 1, 1998, among
                  Able Telcom Holding Corp., James P. Patton, Rick Boyle and
                  Claiborne K. McLemore III.*

   2.2            Closing Memorandum and Schedule, dated April 1, 1998, among
                  Able Telcom Holding Corp., James P. Patton, Rick Boyle and
                  Claiborne K. McLemore III.

--------------------------------------------------------------------

* Exhibits and schedules containing forms of closing documents and other disclosures have been omiteed. The Registrant agrees to furnish a copy of such items supplementally to the Securities and Exchange Commission upon request.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            ABLE TELCOM HOLDING CORP.

                                            By:/s/ Frazier L. Gaines
                                               -----------------------------
                                                 Frazier L. Gaines
                                                 Chief Executive Officer


Dated: April 14, 1998